EXHIBIT 10.1
FIRST AMENDMENT
TO
AGREEMENT
     This First Amendment (this “First Amendment”), is made and entered into as of the 11th day of May, 2007, by and between BOWATER INCORPORATED, a Delaware corporation (the “Company”), and ARNOLD M. NEMIROW (the “Executive”).
W I T N E S S E T H:
     WHEREAS, the parties have previously entered into that certain Agreement, effective as of May 1, 2006 (the “Agreement”), whereby the Executive agreed to, among other things, serve the Company as a consultant; and
     WHEREAS, the parties now desire to amend the Agreement on the terms and conditions set forth herein;
     NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants and agreements set forth herein, the parties hereby agree as follows:
     1. Section 2(a) of the Agreement is hereby amended by deleting such Section in its entirety and substituting the following in lieu thereof:
     “(a) The Company shall pay the Executive $50,000 per month for his services during the Board Service Period and the Consulting Period. These fees shall be in lieu of all other compensation and fees otherwise payable by the Company to its non-employee directors. The fees shall be paid on a monthly basis until May 31, 2007, at which time the Executive shall be paid a lump sum of $1 million, in full settlement of all amounts that may be due the Executive pursuant to the terms of this Agreement.”
     2. Section 2(c) of the Agreement is hereby deleted in its entirety.* /s/AMN /s/TDW
     3. Section 6 of the Agreement is hereby amended by deleting such Section in its entirety and substituting the following in lieu thereof:
“6. Release of the Company. The Executive covenants and agrees that the Executive hereby irrevocably and unconditionally releases, acquits and forever discharges the Company, as well as each of the Company’s officers, directors, employees, subsidiaries, successors and agents being collectively referred to herein as the “Releasees”), or any of them, from any and all charges, complaints, claims, liabilities, obligations, promises, demands, costs, losses, debts, and expenses (including attorneys’ fees and costs actually incurred), of any nature whatsoever, in law or equity, arising out of the Executive’s employment with the Company or his retirement from such employment or this Agreement, including, without limitation, all claims asserted or that could be asserted by the Executive against the Company in any litigation arising from summonses and complaints filed in federal, state or municipal court asserting any claim arising from any

* Based on the representation by the Company that there is an authoritative opinion of outside counsel for the Company that no Change of Control has or will occur upon the Merger of the Company with Abitibi. /s/AMN /s/TDW alleged violation by the Releasees of any federal, state, or local statutes, ordinances, or common law or this Agreement, which the Executive now has, owns, or holds, or claims to have, own or hold, or which the Executive had, owned, or held, or claimed to have, own or hold at any time before execution of this Agreement, against any or all of the Releasees. Notwithstanding the foregoing, the Executive specifically does not release any claims for the payment or provision of any benefits or payments under the Company’s tax-qualified pension plan and to post-retirement medical and life insurance benefits under the Company’s Supplemental Benefit Plan (the “SERP”).”
     Except as provided in this Amendment, the provisions in the Agreement continue in full force and effect.
     4. All terms that are capitalized herein, but which are not defined herein, shall have the meanings ascribed to them in the Agreement.
     5. All provisions of the Agreement that have not been amended by this First Amendment shall remain in full force and effect. Notwithstanding the foregoing, to the extent that there is any inconsistency between the provisions of the Agreement and the provisions of this First Amendment, the provisions of this First Amendment shall control.
     6. This First Amendment may be executed in two or more counterparts, all of which when taken together, shall constitute one and the same agreement and shall become effective when one or more counterparts have been signed by each party and delivered to the other party.
     IN WITNESS WHEREOF, the parties have executed this Amendment as of May 11, 2007.

EXECUTIVE

/s/ Arnold M. Nemirow

Arnold M. Nemirow Date signed: 5-21-07

BOWATER INCORPORATED

By:	/s/ Togo D. West, Jr.

Name:Togo D. West, Jr. Title:Chairman, Human Resources and Compensation Committee Date Signed: 5/21/07

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